Exhibit 3.1.8
ARTICLES OF INCORPORATION
OF
i2 Technologies US, Inc.
          I, the person hereinafter named as incorporator, for the purpose of establishing a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation;
          FIRST: The name of the corporation is i2 Technologies US, Inc. (the “Corporation”).
          SECOND: The name and address of its resident agent is The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511.
          THIRD: The Corporation may engage in any lawful act, activity and/or business for which corporations may be organized under the General Corporation Laws of the State of Nevada.
          FOURTH: The aggregate number of shares which the Corporation is authorized to issue is 10,000 shares of Common Stock with a par value of One Cent ($0.01) per share.
          The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of this class are as follows:
               A. Subject to the provisions of law, dividends may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable. Each share of the Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.
               B. (i) Subject to the provisions of law and the foregoing provisions of these Articles of Incorporation, the Corporation may issue shares of its Common Stock from time to time for such consideration (not less than the par value or stated value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares of the Common Stock so issued for which the consideration has been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon and the holders of such shares shall not be liable for any further payments in respect of such shares.
                     (ii) Cumulative voting by any stockholder is hereby expressly denied.

          FIFTH: The members of the governing board shall be styled directors and the number thereof shall be fixed as provided by the Bylaws of the Corporation but shall not in any event be less than one (1); provided that the number so fixed as provided by the Bylaws may be increased or decreased from time to time as provided by the Bylaws.
          The names and post office addresses of the initial members of the Board of Directors, which shall consist of two (2) members, are as follows:

Robert C. Donohoo	11701 Luna Road
Dallas, Texas 75234

William M. Beecher	11701 Luna Road
Dallas, Texas 75234
          SIXTH: The name and address of the incorporator signing the Articles of Incorporation is as follows:

LaDonna McKinney
c/o Jenkens & Gilchrist, P.C.
1445 Ross Avenue, Suite 3200
Dallas, Texas 75202
          SEVENTH: The Corporation shall have perpetual existence.
          EIGHTH: A. The Board of Directors is expressly authorized to make, alter or amend the Bylaws of the Corporation.
               B. Authority is hereby expressly granted to and vested in the Board of Directors to issue notes, bonds, debentures, warrants and other obligations of the Corporation convertible into stock of such class or bearing such warrants or other evidence of optional rights to purchase and/or subscribe to stock of such class and issued and convertible upon such terms and conditions and in such manner as may be fixed and stated by the resolution or resolutions from time to time adopted providing for the issuance thereof.
               C. The Board of Directors shall be authorized to exercise all such powers and do all such things and acts as may be exercised or done by the Corporation, subject to the provisions of the laws of the State of Nevada, of these Articles of Incorporation and of the Bylaws of the Corporation.
          NINTH: No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the stockholders, directors or officers of the Corporation are pecuniarily or otherwise interested in such contract, transaction, or other act, or are stockholders, directors or officers of such Corporation. Any stockholder, director or officer of the Corporation, individually, or any firm or association of which any such stockholder, director or officer may be a member, may be a party to, or be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is a stockholder, director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction and may vote thereat to authorize such contract or transaction; every stockholder, director or officer of the Corporation being hereby relieved from any disability which might otherwise prevent him from carrying out transactions with or contracting with the Corporation for the benefit of himself or any firm or corporation, association, trust or organization in which or with which he may be in any way interested or connected.
          TENTH: A. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or on plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
               B. The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liabilities but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

               C. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections A and B, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.
               D. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors.
               E. The indemnification provided by this section shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to his action in other capacities while holding such office and shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
               F. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.
          ELEVENTH: No stockholder of this Corporation shall, by reason of his holding shares of any class of stock, have any preemptive or preferential right to purchase or subscribe to any shares of any class of stock of this Corporation, now or hereafter to he authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of stock, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time, may grant, and at such price as the Board of Directors, in its discretion, may fix; and the Board of Directors may cause to be issued shares of any class of stock of this Corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of stock without offering any such shares or other securities, either in whole or in part, to the existing stockholders of any class of stock.
          TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are created subject to this reservation.
          THIRTEENTH: No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any of such director or officer except, that the foregoing provision shall not eliminate the liability of a director or officer for:
               A. Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or
               B. The payments of distributions in violation of Section 78.300 of the Nevada General Corporation Law, as amended.
          I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of May, 2001.

/s/ LaDonna McKinney
LaDonna McKinney, Incorporator

          The Corporation Trust Company of Nevada hereby accepts appointment as Resident Agent for the above named corporation.

THE CORPORATION TRUST COMPANY OF NEVADA
By	/s/ Michael E. Jones
Resident Agent

On behalf of the Corporation Trust Company of Nevada.

Michael E. Jones
Assistant Secretary

Certificate of Amendment
(PURSUANT TO NRS 78,385 AND 78,390)

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 — After Issuance of Stock)
1. Name of corporation
I2 Technologies US, Inc.
2. The articles have been amended as follows: (provide article numbers, if available)
Article FIRST is hereby amended to read in its entirety as follows:
     “FIRST: The name of the corporation is JDA Technologies US, Inc. (the “Corporation”).

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted In favor of the amendment is: 100% of outstanding shares of common stock
4. Effective date of filing: (optional):
(must not be later than 90 days after the certificate is filed)
5. Signature: (required)

X /s/ Lindsay L. Hoopes
Signature of Officer

*	If any proposed amendment would alter or change any preference or any relative or other right given to any clause or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.
IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-Alter
Revised: 3-8-00